Exhibit 99.1

Omni View Capital LLC
140 Rowayton Avenue, Suite C
Rowayton, Connecticut 06853

Location Based Technologies, Inc.
49 Discovery, Suite 260
Irvine, California 92618
Attn: David Morse, Chief Executive Officer

Re:  Financial Advisory Agreement

Dear Mr. Morse:

This letter will confirm our agreement (“Agreement”) that Omni View Capital LLC (“Omni View”) is authorized to represent Location Based Technologies, Inc. and its current and future affiliates, subsidiaries and related entities (collectively, the "Company”) and to assist the Company as its financial advisor on the terms and conditions set forth herein.  This Agreement shall become effective upon the execution hereof by both Omni View and the Company.

1.
Performance of Services.  Omni View shall act as the Company's exclusive advisor concerning matters pertaining to the Company's efforts to raise $1 million in bridge convertible debt financing and up to $10 million in additional equity financing thereafter. Omni View agrees to invest and cause its affiliates to invest by January 15, 2013 at least an aggregate of $1 million in the equity financing referred to in the preceding sentence. In connection with the foregoing capital raises, Omni View will assist the Company in: (i) capital and transaction structuring, including necessary recapitalizations of the Company by preferred stock authorization and issuances and/or stock splits or otherwise; (ii) development of capital markets strategy; (iii) valuation analysis; (iv) company, market and industry research; (v) analysis of various exchange listing requirements and assistance in uplisting to a national securities exchange; (vi) assistance in selection of Board of Director candidates; (vii) assistance in client acquisition and business development and (viii) transaction negotiation and execution. The services set forth in this paragraph shall be referred to herein in as “Advisory Services”.

The services being provided by Omni View hereunder are being rendered solely to the Board of Directors of the Company (the “Board”).  These services are not being rendered by Omni View as an agent or as a fiduciary of the shareholders of the Company, and Omni View shall not have any obligation or liability with respect to its services hereunder to such shareholders or any other person, firm or corporation absent fraud or willful misconduct by Omni View.

The parties hereto acknowledge and agree that Omni View is not rendering legal advice or performing accounting or auditing services as part of the services provided under this Agreement.  Omni View shall be free to provide services for other persons, which services shall not be deemed to be in conflict with the services to be performed by Omni View under this Agreement.

2.
Term. The term of this Agreement shall commence on the date of this Agreement and continue until the first anniversary of the date of this Agreement (the "Term").  The Term hereof may be extended by the mutual written agreement of the parties hereto.  Notwithstanding anything contained herein to the contrary, the provisions of Section 2 (Term), Section 3 (Compensation), Section 5 (Indemnification), Section 6 (Disclosure and Confidentiality) and Section 7 (Miscellaneous) shall survive the termination and expiration of this Agreement.

3.
Compensation.  As compensation for the Advisory Services rendered by Omni View under this Agreement, (i) upon closing of capital raising transactions which in the aggregate generate at least $5 million in gross proceeds to the Company and (ii) completion of an uplisting of the Company’s common stock to a national securities exchange, the Company shall issue to Omni View a number of shares of the Company’s common stock which, giving effect to such issuance, shall equal 4.9% of the outstanding shares of the Company’s common stock on a fully diluted basis.  The number of shares outstanding on a fully diluted basis at any given time shall be determined by the Company’s auditor.  The Company also agrees to promptly reimburse Omni View for all out-of-pocket expenses incurred by Omni View in providing the Advisory Services upon presentation by Omni View to the Company of reasonable documentation thereof; provided, that the Company must pre-approve any expense over $10,000 and shall not be obligated to reimburse Omni View for out-of-pocket expenses to the extent that such expenses exceed $100,000 in the aggregate.

4.
Availability and Accuracy of Information.  The Company shall furnish Omni View with all reasonable information and material requested or required by Omni View involving the Company, including, without limitation, information concerning historical and projected financial results, public and regulatory filings, material contracts and commitments, proposed financings, acquisitions or other transactions, and possible and known litigation, environmental and other contingent liabilities of the Company ("Information").  The Company also agrees to make available to Omni View such representatives of the Company, including, among others, directors, officers, employees, outside counsel and independent certified public accountants, as Omni View may reasonably request.  The Company will promptly advise Omni View of any material changes in the Company’s business or finances.  The Company represents and warrants that the Information provided or made available to Omni View by the Company, at all times during the Term hereof, is and shall be complete and true in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements thereof not misleading in light of the circumstances under which such statements are made.  The Company further represents and warrants that any projections provided to Omni View will have been prepared in good faith and will be based upon assumptions that, in light of the circumstances under which they are made, are reasonable.  The Company acknowledges and agrees that in rendering its services hereunder Omni View will be using and relying on the Information, without independent investigation, appraisal or verification, and Omni View assumes no responsibility for the accuracy or completeness of the Information.

5.
 Indemnification. The Company agrees to indemnify and hold harmless Omni View, its affiliates and their respective officers, directors, members, partners, employees, agents and affiliates and control persons of any of the above (each an “Indemnified Person”) from and against all claims, liabilities, losses or damages (or actions in respect thereof) or other expenses that are related to or arise out of (i) actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, (ii) any breach of any warranty, representation or agreement of Company contained in this Agreement, or (iii) actions taken or omitted to be taken by an Indemnified Person with the consent of or in conformity with the actions or omissions of the Company.  The Company shall not be responsible, however, for any losses, claims, damages, liabilities or expenses pursuant to the preceding sentence that are finally judicially determined to have resulted from Omni View’s or such other Indemnified Person’s grossly negligent, reckless or wrongful conduct, and Omni View agrees to indemnify and hold Company harmless from any claims, losses, liabilities or damages incurred by the Company arising out of Omni View’s grossly negligent, reckless or wrongful conduct as determined in a final judicial determination.  The Company agrees to reimburse each Indemnified Person for all reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel for such Indemnified Person) of such Indemnified Person in connection with investigating, preparing, conducting or defending any such action or claim, whether or not in connection with litigation in which any Indemnified Person is a named party, or in connection with enforcing the rights of an Indemnified Person under this Agreement.  The indemnity agreements under this Section shall survive the completion of services rendered for Company by Omni View and the termination or expiration of this Agreement.

6.
Disclosure and Confidentiality.  Any financial or other advice, descriptive memoranda or other documentation rendered by Omni View pursuant to this Agreement may not be disclosed publicly or to any third party without the prior written approval of Omni View.  All non-public information provided by the Company to Omni View will be considered confidential information and shall be maintained as such by Omni View, except as required by law or as required to enable Omni View to perform its services pursuant to this Agreement, until the same becomes known to third parties or the public without release thereof by Omni View.   This provision is intended to insure, among other things, that the parties at all times comply with the provisions of SEC Regulation FD.

7.	Miscellaneous.

A.
Before the Company releases any information referring to Omni View’s role as the Company’s financial advisor under this Agreement or uses Omni View’s name in a manner which may result in public dissemination thereof, the Company shall furnish drafts of all documents or prepared oral statements to Omni View for comments, and shall not release any information relating thereto without the prior written consent of Omni View.  Nothing herein shall prevent the Company from releasing any information to the extent that such release is required by law.

B.
The Company agrees that, following the consummation of any transaction covered by this Agreement, Omni View shall have the right to place advertisements in financial and other newspapers and journals at Omni View's expense, describing its services to the Company hereunder, provided that Omni View will submit a copy of any such advertisements to the Company for its prior approval, which approval shall not be unreasonably withheld.

C.
The Company represents and warrants that this Agreement has been duly authorized and represents the legal, valid, binding and enforceable obligation of the Company and that neither this Agreement nor the consummation of any transactions contemplated hereby requires the approval or consent of any governmental or regulatory agency or violates or conflicts with any law, regulation, contract or order binding the Company.

D.
The terms, provision and conditions of this Agreement are solely for the benefit of the Company and Omni View and the other Indemnified Persons and their respective heirs, successors and permitted assigns and no other person or entity shall acquire or have a right by virtue of this Agreement.  This Agreement may not be assigned by either party without prior written consent of the other party.

E.
This Agreement contains the entire understanding and agreement between the parties hereto with respect to Omni View’s engagement hereunder, and all prior writings and discussions are hereby merged into this Agreement.  No provision of this Agreement may be waived or amended except in a writing signed by both parties. A waiver or amendment of any term or provision of this Agreement shall not be construed as a waiver or amendment of any other term or provision.

F.
Each party represents and warrants that it will comply with all applicable securities and other laws, rules and regulations relating hereto and that it shall not circumvent or frustrate the intent of this Agreement.

G.
This Agreement may be executed by facsimile signatures and in multiple counterparts, each of which shall be deemed an original. It shall not be necessary that each party executes each counterpart, or that any one counterpart be executed by more than one party so long as each party executes at least one counterpart.

H.	If any provision of this Agreement is declared by any court of competent jurisdiction to be invalid for any reason, such invalidity shall not affect the remaining provisions of this Agreement.

I.
This Agreement shall be governed by and constructed under the laws of the State of New York without regard to such state’s conflicts of law principles, and may be amended, modified or supplemented only by written instrument executed by parties hereto.

J.
All disputes, controversies or claims (“Disputes”) arising out of or relating to this Agreement shall in the first instance be the subject of a meeting between a representative of each party who has decision-making authority with respect to the matter in question. Should the meeting either not take place or not result in a resolution of the Dispute within twenty (20) business days following notice of the Dispute to the other party, then the Dispute shall be resolved in a binding arbitration proceeding to be held in New York, New York in accordance with the international rules of the American Arbitration Association. The arbitrators may award attorneys’ fees and other related arbitration expenses, as well as pre- and post-judgment interest on any award of damages, to the prevailing party, in their sole discretion. The parties agree that a panel of three arbitrators shall be required, all of whom shall be fluent in the English language, and that the arbitration proceeding shall be conducted entirely in the English language. Any award of the arbitrators shall be deemed confidential information for a minimum period of five years, except to the extent public disclosure of such information is required by applicable securities laws or regulations.

K.
All notices required by the terms of this Agreement shall be in writing and delivered to the other party at the addresses set forth below, either by personal delivery, by a recognized international overnight courier service, or by facsimile or e-mail transmission. Notices will be deemed given as of the date of receipt, which date shall be evidenced by the signature of an authorized representative of the receiving party or by written evidence of a successful transmission of either a facsimile or e-mail message.

If to Omni View:

Omni View Capital LLC
560 Lexington Avenue, 16th Floor
New York, New York 10022
Attn: A.J. Discala
Telephone:
E-mail:

If to the Company:

Location Based Technologies, Inc.
49 Discovery, Suite 260
Irvine, California 92618
Attn: David Morse, Chief Executive Officer
Telephone:
E-mail:

or such other address as indicated by the Company as its primary business address in its SEC filings.

L.
During the Term, the Company agrees to retain (a) Friedman, LLP as its independent certified public accountants to audit the Company’s financial statements and (b) Ofsink, PLLC as its corporate and securities legal counsel.

M.	During the Term, the Company agrees to use its best efforts to cause the appointment and continued retention of Jeffrey Devlin as a director of the Company.

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If the forgoing correctly sets forth the entire understanding and agreement between the Company and Omni View, please so indicate by executing this Agreement as indicated below and returning an executed copy to Omni View together, whereupon this Agreement shall constitute a binding agreement as of the date first above written.

Very truly yours,

OMNI VIEW CAPITAL LLC

By:____________________________
Abraxas J. Discala, Chief Executive Officer

ACCEPTED AND AGREED TO:

LOCATION BASED TECHNOLOGIES, INC.

By: _____________________________________
       David Morse, Chief Executive officer

Date: ___________________________________